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                                                                    Exhibit 4.30

                                                               EXECUTION VERSION

                    EIGHTH AMENDMENT dated as of January 10, 2006 (this
               "Amendment"), to the AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT dated as of October 11, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among LAND O'LAKES, INC., a cooperative corporation organized under the laws of the State of Minnesota (the "Borrower"), the several banks and other financial institutions and entities from time to time party thereto (the "Lenders"), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the "Administrative Agent").

          A. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

          B. The Borrower currently owns 57.5% of the total outstanding interests of MoArk, LLC ("MoArk"), a Missouri limited liability company, and has notified the Administrative Agent that it intends to acquire the remaining 42.5% of the total outstanding interests of MoArk from Osborne Investments, LLC (the "MoArk Acquisition").

          C. The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement in connection with the MoArk Acquisition.

          D. The Required Lenders are willing to effect such amendments on the terms and subject to the conditions of this Amendment.

          E. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Amendment of the Credit Agreement. Effective as of the Amendment Effective Date:

          (a) Section 1.01 of the Credit Agreement is amended to add definitions of the following terms in appropriate alphabetical order:

          'Eighth Amendment' means the Eighth Amendment, dated as of January 10, 2006, to this Agreement.

          'Eighth Amendment Effective Date' means the date on which the Eighth Amendment became effective in accordance with Section 3 thereof.

          'MoArk' means MoArk, LLC, a Missouri limited liability company, and any successor company to MoArk.

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          'MoArk Acquisition' means the acquisition by the Borrower or a
     Subsidiary of 42.5% of the total outstanding interests of MoArk from Osborne Investments, LLC for an aggregate consideration not exceeding $71,000,000.

          (b) The definition of the term "Restricted Subsidiaries" in Section
1.01 of the Credit Agreement is amended to read in its entirety as follows:

          'Restricted Subsidiaries' means (i) Land O'Lakes Purina Feed LLC, (ii) each existing and subsequently acquired or organized domestic and foreign direct or indirect Wholly Owned Subsidiary of the Borrower, Land 0'Lakes Purina Feed LLC or PMI, and (iii) CPI; provided that, notwithstanding the foregoing, neither MoArk nor any of MoArk's direct or indirect wholly owned subsidiaries shall constitute a Restricted Subsidiary.

          (c) Clause (a) of Section 6.04 of the Credit Agreement is amended to read in its entirety as follows:

          "(a) the Acquisition and the MoArk Acquisition;".

          (d) Section 6.09 of the Credit Agreement is amended to read in its entirety as follows:

          "SECTION 6.09 Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by
     Section 6.08, (d) Securitizations permitted by Sections 6.01 and 6.02 and
     (e) the MoArk Acquisition."

          SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the Amendment Effective Date:

          (a) This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
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          (b) The representations and warranties set forth in Article III of the
Credit Agreement are, after giving effect to this Amendment, true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they were true and correct in all material respects as of such earlier date).

          (c) No Default or Event of Default has occurred and is continuing.

          (d) After giving effect to this Amendment, the Collateral and Guarantee Requirement has been satisfied.

          SECTION 3. Effectiveness. This Amendment and the amendment of the Credit Agreement effected hereby shall become effective as of the first date (the "Amendment Effective Date") on which the following conditions have been satisfied:

          (a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of
(i) the Administrative Agent, (ii) the Borrower, and (iii) the Required Lenders.

          (b) The Administrative Agent shall have received a certificate of a Financial Officer to the effect that the representations and warranties set forth in Section 2 hereof are true and correct on and as of the Amendment Effective Date.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Loan Parties, this Amendment, and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent.

          (d) The Administrative Agent shall have received all fees and other amounts due from any Loan Party under the Credit Agreement or any other Loan Document on or prior to the Amendment Effective Date and, to the extent invoiced on or prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under the Credit Agreement or any other Loan Document.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

          SECTION 4. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions,

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obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

          (b) On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof, "herein", or words of like import, and each reference to the Credit Agreement in any Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

          SECTION 5. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

          SECTION 6. Indemnity. It is agreed that for all purposes of Section 9.03(b) of the Credit Agreement, the execution, delivery and performance of this Amendment and the other transactions contemplated hereby shall all be deemed to be transactions contemplated by the Credit Agreement.

          SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.